Exhibit 21


         CENTRAL TELEPHONE COMPANY AND ITS SUBSIDIARIES


                                                          State of
                                                        Incorporation

Central Telephone Company . . . . . . . . . . . . . . . . Delaware

     Central Telephone Building Company . . . . . . . . . Illinois

     Central Telephone Company of Florida . . . . . . . . Florida

     Central Telephone Company of Illinois  . . . . . . . Illinois

     Central Telephone Company of Virginia . . .. . . . . Virginia